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                                                                   Exhibit 10.24

                            LEASE EXTENSION AGREEMENT

         THIS AGREEMENT dated this 10th day of May, 1993, by and between NEW ROAD ASSOCIATES, having an address of 53 Dwight Place, Fairfield, New Jersey (hereinafter called "Landlord",) and J.M. SPECIALTIES, INC. having an address of 222 New Road, Parsippany, New Jersey 07054, (hereinafter called "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant entered into a Lease Agreement ("Lease") dated September 29th, 1987 by which Landlord leased to Tenant 12,950 square feet located at 222 New Road, Parsippany, New Jersey 07054 (hereinafter "Initial Lease Agreement"); and

         WHEREAS, said Initial Lease Agreement shall terminate on April 30, 1993; and;

         WHEREAS, the parties hereto wish to extend the term of the Initial Lease Agreement under the same terms and conditions contained therein, with the exception of those items enumerated below.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.)      The Initial Lease Agreement is hereby extended for one additional five
         (5) year term commencing May 1, 1993 and terminating on April 30, 1998 (hereinafter "Extension Term").

2.) Effective May 1, 1993, Basic Rent is hereby deleted and the following paragraph shall be substituted therefore:



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Lease Extension Agreement
Between New Road Associates and
J.M. Specialties, Inc.
Page 2

         That the Tenant shall pay the aggregate basic rent of TWO HUNDRED NINETY ONE THOUSAND THREE HUNDRED SEVENTY FIVE AND NO/100 ($291,375.00) DOLLARS, to be paid in monthly installments, in advance without demand, at such address as Landlord may designate on the first day of each month in the amount of FOUR THOUSAND EIGHT HUNDRED FIFTY SIX AND 25/100 ($4,856.25) DOLLARS.

3.) Except as particularly modified by the terms hereof, the Initial Lease Agreement shall remain in full force and effect during the term of the Lease as contained herein, which terms and conditions are hereby reaffirmed by the parties hereto.

4.) The Tenant acknowledges that it is presently in possession of the leased premises and agrees except as provided in the Lease as amended and subject to provision of the Lease to retain possession of the same without any representations, warranties, or covenants on the part of the Landlord and in the condition commonly referred to as "As Is".

5.) All of the terms, conditions, and covenants of the original Lease Agreement dated September 29, 1987 shall remain in full force and effect except as specifically modified herein.

6.) This Amendment shall be binding upon the parties hereto and their legal representatives and/or successors and assigns.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement the date

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Lease Extension Agreement
Between New Road Associates and
J.M. Specialties, Inc.
Page 3

and year first above written.


WITNESS:                                    NEW ROAD ASSOCIATES, as Landlord

/s/ John J. Hogan                           BY:/s/ Salvatore V. Frassetto
------------------------------                 ---------------------------------
                                            Salvatore V. Frassetto, Partner



WITNESS:                                    J.M. SPECIALTIES, INC., as Tenant


/s/ Limor Beck                              BY:/s/ Philip Grabow (V.P.)
------------------------------                 ---------------------------------



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         THIS AGREEMENT, between NEW ROAD ASSOCIATES, a partnership organized and existing pursuant to the laws of the State of New Jersey having an address at 2001 Route 46, Parsippany, New Jersey 07054, as Landlord and J.M. SPECIALTIES, INC., a New Jersey Corporation trading as BATTER BAKE, 130 Ryerson Road, Wayne, New Jersey 07470 as Tenant.

         WITNESSETH: That the said Landlord has let unto this said Tenant and the said Tenant has hired from the said Landlord, the following premises:

         12,950 SQUARE FEET TOTAL AREA IN A MULTI-TENANCY BUILDING, WITH 950 SQUARE FEET OF FINISHED OFFICE AND RESTROOM SPACE ON THE FIRST FLOOR, AND 12,000 SQUARE FEET OF WAREHOUSE SPACE, COMMONLY REFERRED TO AS NEW ROAD, PARSIPPANY, NEW JERSEY AS DESCRIBED AND DEPICTED IN THE FLOOR PLAN ATTACHED HERETO AND IDENTIFIED AS EXHIBITED "B" for the term of FIVE (5) YEARS to commence from the 1st day of March 1988, and to end on the 28th day of February 1993, to be used and occupied only for___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
upon the conditions and covenants following:

         1st: That the Tenant shall pay aggregate basic rent of Three Hundred Fifty Seven Thousand Seven Hundred Fifty and 00/100 ($357,750.00) Dollars to be paid in monthly installments in advance, without demand, at such address as Landlord may designate, on the first day of each month in accordance with Article #47.

         2nd: That the Tenant shall take good care of the premises and shall at the Tenant's own cost and expense make all repairs specified to be Tenant's obligation in Article 30 and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted.

         3rd: That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, to, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders, and regulations of the Board of Fire Underwriters, or any other similar body, for the prevention of fires, at the Tenant's own cost and expense.

         4th: That in case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements of any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or the Landlord's Agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may




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deduct the same from the balance of any sum remaining in the Landlord's hands.
This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant.

         5th: That the Tenant shall not assign this agreement, or underlet or underlease the premises or any part thereof, or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under penalty of damages and forfeiture.

         6th: That no alterations, additions or improvements shall be made in or to the premises without the consent of the Landlord in writing, under penalty of damages and forfeitures, and all additions and improvements made by the Tenant shall belong to the Landlord.

         7th: In case of damage, by fire or other cause, to the building in which the leased premises are located, without the fault of the Tenant or of Tenant's agent or employees, if the damage is so extensive as to amount practically to the total destruction of the leased premises or of the building, or if the Landlord shall within a reasonable time decide not to rebuild, this lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the leased premises are damaged without the fault of the Tenant or of Tenant's agents or employees the Landlord shall repair the damage with reasonable dispatch after notice of damage, and if the damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the Landlord's control.

         8th: That said Tenant agrees that the said Landlord and Landlord's Agents, and other representatives, shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

         9th: The Tenant also agrees to permit the Landlord or Landlord's Agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that during the six months next prior to the expiration of the term, the Landlord or Landlord's Agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale," and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

         10th: That if the said premises, or any part thereof, shall become vacant during the said term, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord or Landlord's representatives may re-enter the same, either by force or otherwise, without being liable to prosecution therefor; and re-let the said premises as the Agent of the said Tenant and receive the rent thereof; applying the same first to the payment of such expenses as the Landlord may be put to in re-entering and then to the payment of the rent due by these presents; the balance (if any) to be paid over to the Tenant who shall remain liable



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for any deficiency.

         11th: Landlord may replace, at the expense of Tenant, any and all broken glass in and about the demised premises. Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense.

         12th: That the Tenant shall neither encumber, nor obstruct the sidewalk in front of, entrance to or halls and stairs of said building, nor allow the same to be obstructed or encumbered in any manner.

         13th: The Tenant shall neither place, nor cause, nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises nor any other part of same except in or at such place or places as may be indicated by the said Landlord and consented to by Landlord in writing. And in case the Landlord or Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint or to make any other repairs, alterations or improvements in or upon said premises or the building wherein same is situated or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense whenever the said repairs, alterations or improvements shall have been completed.

         14th: It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury to persons or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any lack of flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

         15th: That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again, repossess and enjoy.

         16th: That this lease shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease irrespective of the date of recording and the Tenant agrees to execute andy instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instruments shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of cancelling this lease without incurring any expense or damage, and the term hereby granted is expressly limited accordingly.

         17th: The Tenant has this day deposited with the Landlord the sum of $17,871.00 as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of the terms, covenants and conditions on the Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

         18th: That the security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

         19th: It is expressly understood and agreed that if for any reason it shall be impossible to obtain fire insurance on the buildings and improvements on the demised premises in an amount, and in the form, and in fire insurance companies acceptable to the Landlord the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term thereof, on giving to the Tenant three days' notice in writing of Landlord's intentions so to do and upon the giving of such notice, this lease and the terms thereof shall terminate and come to an end.

         20th: It is expressly understood and agreed that in case the demised premises hall be deserted or vacated, or if default be made in payments of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statues, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government or of any and all their Departments and Bureaus, applicable to said premise, or if the Tenant shall rule or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt, or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intentions so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

         All notices required to be given to the Tenant may be given by mail addressed to the Tenant at the demised premises.

         21st: The Tenant shall pay to the Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be



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assessed or imposed, and will also pay the expense for the setting of a water meter in the said premises should the latter be required. If such rent or charge or expenses are not so paid the same shall be added to the next month's rent thereafter to become due.

         22nd: That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any pat thereof, nor suffer nor permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

         23rd: If after default in payment of rent or violation of any other provisions of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or vacates the demised premises prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

         24th: The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

         25th: In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceeding or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, such difference deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time ascertained.

         26th: If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for a public or quasi public use or purpose, then and in the event, the term of this lease shall cease and terminate from the date title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the tenant.

         27th: This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in




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supplying any service expressly or impliedly to be supplied or is unable to make, is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemptions in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

         28th: Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason; in such event the rent shall not commence until possession is given or available, but the term herein shall not be extended.

         29th: This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

         And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenant aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

         And it is further understood and agreed, that the covenants and agreements herein contained are binding on the parties hereto and upon their respective successors, heirs, executors, administrations and assigns.

         It is further expressly agreed that the words used in the singular shall include words in the plural where the text in this instrument so requires.




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         IN WITNESS WHEREOF, the parties have inter-changeably set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed, this 29th day of December, 1987.

                                               NEW ROAD ASSOCIATES

Signed, Sealed and Delivered
       in the presence of

                                               By:/s/
                                                  ------------------------------
                                                   [Authorized Signatory]

                                               J.M. SPECIALTIES, INC. trading as
                                               BATTER BAKE

                                               By:/s/ John McDonough
                                                  ------------------------------
                                                      John McDonough, President

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                        RIDER TO LEASE AGREEMENT BETWEEN
                               NEW ROAD ASSOCIATES
                                       AND
                                   BATTER BAKE

         30. Notwithstanding anything to the contrary contained herein (including without limitation the provisions of Paragraph 2nd hereof), it is agreed that the Tenant shall be responsible for the making of necessary interior non-structural repairs to the demised premises and that the Landlord shall be responsible for the making of necessary structural repairs, interior and exterior, exterior repairs and roof repairs; provided however, that Tenant shall be responsible for any necessary structural, exterior, and roof repairs if required by reason of the negligence or misconduct of the Tenant, its agents, employees, contractors, or invitees.

         31. Each party shall cause endorsements to be added to their respective policies of insurance covering any insurable interest it may have with respect to the demised premises or any property thereon, which will provide that the insurers waive all rights to subrogation to the rights of the insured party against the other party to this Lease in connection with any loss or damage covered by said policies. If any such waiver of subrogation is obtainable only upon such payment of an addition premium, then the obligation to obtain such waiver of subrogation shall be conditioned upon the payment of such additional premium by the party for whose benefit such waiver is sought.

         32.      Municipal Real Estate Taxes.

                  (a) Tenant shall pay as additional rent its proportionate share of all municipal real estate taxes, assessments, water and sewer rents, and governmental impositions, duties and charges of every mind and nature whatsoever, extraordinary as well as ordinary, and whether now within the contemplation of the parties or not, and each and every installment of each of them, which shall or may during the term of the Lease be charged, laid, levied, assessed or imposed upon the premises of which the demised premises form a part or upon any sidewalks or streets in front of or adjoining the said premises, or which may become due and payable with respect thereto, and any and all taxes, charges, laid, levied, assessed or imposed in lieu of the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of America or of the state, county, municipal, governmental or lawful authority whatsoever; all to the extent applicable to the term of this Lease.

                  (b) Nothing herein contained shall require or be construed to obligate Tenant to pay any franchise, corporation, capital stock, capital levies, transfer, estate or inheritance, income or excess profits tax imposed upon Landlord or upon it successors or assigns of any of them. If, however, date hereof shall be altered so as to cause the whole or any part of the real estate taxes, assessments, levies, impositions or other charges now or hereafter levied, assessed or imposed on the premises or any interest therein or portion thereof to be levied, assessed or



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imposed, wholly or partially, as a capital levy, or otherwise on the Landlord it its assigns, or on any rents or other charge received under this Lease, or out of sales from or use of the premises, or any portion thereof or interest therein, or if any such taxes, assessment, levy (including but not limited to any municipal, county, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the premises or any portion thereof or interest therein, and/or upon any other taxable interest, the portion of the sums which Tenant is required to pay hereunder in lieu of the methods of taxation prevailing on the date hereof shall be Tenant's proportionate share of all such taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, and the same shall be deemed to be included with the term real estate taxes for the purposes hereof to the extent the same would be payable if the premises were the only property of Landlord subject thereto, and if the income from the premises were the only taxable income of Landlord during the year in question.

                  (c) All real estate taxes, assessments and other charges and installments thereof which shall become payable for period falling within and without the term hereof shall be equitably apportioned pro rata between Landlord and Tenant in accordance with the respective periods during which Tenant shall be in possession of the demised premises in said respective tax years.

                  (d) Tenant's proportionate share of all taxes, assessments, levies, impositions and charges for any tax year shall be determined by multiplying the same by the following fraction:

                  Total number in square feet
                          demised herein             =       12,950 = 17.16%
                  -----------------------------------------------------------
                  Total number of square feet                75,483
                          in the building

                  (e) Landlord may bill Tenant each month during the term of this Lease Agreement for Tenant's estimated proportionate share of municipal real estate taxes, assessments, added assessments, omitted assessments, water rents, and other charges or any other governmental impositions, duties and charges, and Tenant shall pay same within thirty (30) days after receipt of said bill. The said aggregate monthly payment by Tenant or other payments by Tenant made during each calendar year of this Lease Agreement shall be adjusted at the end of each calendar year of this Lease Agreement in accordance with the actual municipal real estate taxes, assessments, added assessments, omitted assessments, water rent and charges and other governmental impositions, duties and charges during said calendar year, and Landlord upon demand shall reimburse Tenant for any overpayment of same received by Landlord and Tenant shall remit to Landlord upon demand any underpayment.

                  (f) If Landlord shall receive any monetary refund, rebate or credit for any item of tax, assessment, levy, imposition, or charge with respect to which the Tenant has paid Landlord its proportionate share hereunder, the proceed or benefit thereof, after deducting all expenses incurred in obtaining the same, shall be paid by Landlord to Tenant to the extent



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necessary to reimburse the Tenant for any sums previously paid by Tenant pursuant to the paragraph 30 based upon the Tenant's proportionate share thereof.

                  (g) Landlord agrees that it will not repay any assessment and that it will pay for any such assessment in installments over the longest period of time permitted by law.

                  (h) Tenant shall have the right to contest with any governmental authority the amount of any tax, assessment, levy or imposition, provided that it shall have paid to Landlord the entire amount of such tax, assessment, levy, or imposition.

         33.      Parking, etc.

                  Tenant shall have the right to utilize fifteen (15) parking spaces. During the term hereof the Landlord shall, at its cost and expense, maintain the driveways, entrances, exits, parking areas and common areas in good order and repair, and shall keep the same clean and free from snow and ice.

         34.      Exculpation.

                  Notwithstanding anything to the contrary contained herein, it is agreed (a) that if Landlord or any successor in interest is a corporation, there shall be no personal liability on the part of any stockholder, officer or director of such corporation or any subsidiary, affiliate, joint venturer, or partner of such corporation with respect to any obligation of the Landlord hereunder or in connection herewith, and (b) that if Landlord is a firm, partnership, joint venture or association, there shall be no personal liability on the part of any partner, general or limited, or member thereof with respect to any obligations hereunder or in connection herewith. If Landlord shall be in breach or default with respect to its obligations under this Lease, Tenant agrees (a) that it shall look solely to the estate, equity and interest of Landlord in the land and building of which the demised premises form a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord hereunder and (b) that there shall be no personal liability on the part of Landlord or its stockholders, officers, directors, subsidiaries, affiliates, joint venturers, partners or members for the collection of any such judgment or other judicial process beyond their respective interests in the land and building of which the demised premises form a part. The provisions hereof shall not, however, be deemed a waiver or modification of Tenant's rights or Landlord's obligations under this Lease, nor shall it prevent Tenant from obtaining judgment against the Landlord in case of such breach or default to the extent that the same shall be a lien against Landlord's equity or interest in said land and building or form levying against Landlord's equity or interest therein, nor from asserting any setoff or deduction against the rents payable under this Lease to which Tenant may be entitled under this Lease, or by judgment in its favor.



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         35.      Fire and Extended Coverage Insurance

                  Landlord shall be obligated to insure the premises to its full insurable replacement value including Landlord's loss of rent, against the perils covered by standard fire and extended coverage policies and Tenant shall be responsible for payment of premises for same as provided in Paragraph 39 hereof. In the event that it shall be impossible to obtain fire and extended coverage insurance on the buildings and improvements on the demised premises in an amount, in the form and with fire insurance companies reasonably acceptable to Landlord, because of any reason due to or connected with the occupancy of Tenant, the Landlord may at its option, at any time thereafter, terminate this Lease and the term thereof by giving the Tenant then (10) days notice in writing of its intention to do so, provided, however, that this Lease shall not terminate if Tenant shall procure the insurance required hereunder prior to the expiration of the 10-day notice period set out above.

                  For the purpose of determining value, the Landlord may determine same by setting forth its, determination in a Certification of Replacement Value which shall then constitute the minimum replacement value referred to herein.

         36.      Public Liability.

                  Tenant shall maintain during the term of this Lease comprehensive general public liability and property damage with an insurance company licensed to do business in the State of New Jersey with a single limit of no less than Three Million Dollars ($3,000,00.00) for personal injury or death, and said policy shall include property damage limit of One Hundred Thousand Dollars ($100,000.00) with an insurer of Tenant's selection reasonably satisfactory to Landlord.

         37.      Endorsements Non-Cancelable Provisions.

                  The original of all insurance policies or certificates of insurance shall be furnished to Landlord and shall carry endorsements thereon for the benefit of the Landlord and Tenant, and Landlord's mortgagees, agents, servants, and employees and all persons claiming against the Landlord and/or Tenant as their respective interest may appear.

                  Each policy shall contain an endorsement to the effect that said policy shall not be cancelled or modified without ten (10) days' prior notice to Landlord.

         38.      Renewals.

                  At least fifteen (15) days prior to the expiration or termination date of any of the insurance policies, Tenant shall deliver to Landlord a copy of the renewal or replacement policy with proof of payment of the premium therefor.



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         39.      Premium Payment and Other Insurance.

                  Tenant shall pay all insurance premiums for insurance coverages required to be obtained by Landlord and/or Tenant as herein provided. In addition, Tenant shall obtain at its cost and expense such other insurance and in such amounts as may from time to time be reasonably required by Landlord or the fee mortgage.

         40. Mutual Release of Liability to Extent of Recovery of Insurance Proceeds.

                  Neither the Landlord nor the Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the demised premises or the adjoining property, or in any manner growing out of or connected with the Tenant's use and occupation of the demised premises, or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of the Landlord or the Tenant or of their respective agents, employees, subtenants, licensees, or assigns. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons covered by insurance, regardless of whether such insurance is payable to or protects the Landlord or the Tenant or both. Nothing in this paragraph shall be construed to impose any other or greater liability upon either the Landlord or the Tenant then would have existed in the absence of this paragraph. This release shall be in effect only so long as the applicable insurance policies contain a clause incorporating the foregoing and to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. Landlord and/or tenant shall obtain appropriate clauses pursuant to which their respective insurance carriers waive rights of subrogation.

         41.      Reimbursement of Landlord's Expenses.

                  Landlord or its agents, at Landlord's expense, subject to the reimbursement formula hereinafter set forth in this paragraph may incur expenditures in connection with the building of which the demises premises form a part. All costs and expenditures reasonably required in connection with the operation and maintenance of the building and the surrounding premises shall be reimbursed by the Tenant to the Landlord in accordance with said formula provided that each other Tenant or occupant of the building within which the demised premises are located shall be required to reimburse Landlord for such costs and expenses on a proportionate basis. Without limiting in any manner whatsoever the generality of the foregoing, such costs and expenditures shall include the following:

                  (a) Cost and expenditures relating to the removal of snow, ice, debris, garbage and waste; and

                  (b) Cost and expenditures relating to maintenance of landscaping, plants and shrubbery; and



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                  (c) All cost and expenditures such as insurance premises
required by Landlord in connection with the protection of the Landlord and the Tenant; and

                  (d) All costs and expenditures relating to the repair and replacement of heating facilities, plumbing facilities, sewage facilities, air-conditioning facilities, electrical facilities, and all other facilities necessary for the maintenance of the building; and

                  (e) All cost and expenditures reasonably incurred by Landlord pertaining to or related with Landlord's maintenance of the building and adjoining area.

         In each rental year, Tenant shall pay Landlord, as additional rent, Tenant's proportionate share of Landlord's costs and expenditures as specified above in accordance with a fractional share computed as follows:

                  Total number of square feet
                          demised herein           =        12,950    =   17.16%
                  ---------------------------               ------
                  Total number of square feet               75,483
                          in building

                  Said fractional share shall then be applied to Landlord's costs and expenditures to determine Tenant's proportionate share of same.

                  The charge required hereunder shall be paid by Tenant in such installments and in such amounts as are reasonably estimated and billed by the Landlord during the term of this Lease Agreement. Each installment shall be due and payable on the first day of each month after the installment is billed to the Tenant.

                  Within sixty (60) days after the end of Landlord's fiscal year or calendar year, whichever is applicable, inclusive of the year during which the term of this Lease is terminated, Landlord shall make available for Tenant's inspection Landlord's records relating to the operating expenses for such preceding 12-month period, and the monthly payments to be made by Tenant thereafter shall be adjusted and revised to compensate for any overpayment or underpayment made by the Tenant in such preceding 12-month period.

         42.      Utility Charges.

                  (a) The Tenant shall pay as and when the same become due and payable all water rents, rates and charges, and all charges for electricity, gas, heat and hot water, and other utilities supplied in the demised premises.

                  (b) All utility charges shall be deemed to be additional rent, and Landlord shall have the remedies for default in payment for same as are provided for in Default paragraph of this Lease Agreement.



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         43.      Net Rent.

                  In addition to the Basic Rent hereinbefore reserved, except as otherwise provided in this Lease, Tenant shall pay any and all of the charges, costs and expenses arising out of its use or occupation of the demised preemies of whatsoever nature, kind or description as additional rent. In the event of non-payment, Landlord shall have all the rights and remedies herein provided and as provided by law in the case of non-payment of rent or of breach of condition. If the Tenant shall default in making any payment required to be made by the Tenant, or shall be in default in performing any terms, covenants, or conditions of this Lease on the part of the Tenant to be performed, which shall involve the expenditure of money by Tenant, Landlord, at its option, may after ten (10) days written notice to Tenant, but shall not be obligated to make such payment, or on behalf of Tenant, expend such sums as may be necessary to perform and fulfill such terms, covenants or conditions, and any and all sums so expended by Landlord, with interest thereon at the rate of 15% per annum from the date of such expenditure shall be and be deemed to be additional rent, and shall be repaid by Tenant to Landlord on demand, and in the case of non-payment of any other additional rent. However, no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any of the remedies of Landlord's reason of such default.

         It is the intention of the parties that the rent specified herein shall be net to the Landlord and the Landlord shall be indemnified by the Tenant against all costs, expenses and charges arising out of Tenant's use or occupation of the demised premises or any part thereof during the term of this Lease Agreement except as otherwise provided in Lease Agreement.

         44.      Arbitration.

                  Arbitration, where specifically provided for under this Lease Agreement, shall be conducted as follows:

                  On ten (10) days' written notice by either party to the other, each of them shall designate an arbitrator, and a third arbitrator shall be appointed pursuant to the laws of the State of New Jersey with respect to arbitration, as set forth in N.J.S.A. 2A:24-1 et. seq., or any amendment thereto, or substitution thereof, or subsequent and legally opposite legislation.

         45.      Brokers.

                  Tenant represents that there are no brokers involved with or entitled to any commission or other compensation in connection with the execution of this Lease Agreement other than David T. Houston Co. which obligation shall be assumed by Landlord in accordance with a written agreement between David T. Houston Co. and Landlord. Tenant agrees to indemnify the Landlord and hold it harmless from damage or claims by any third party other than claiming a commission allegedly arising from acts of the indemnifying party. Such indemnification party shall include, but shall not be limited to, all commission claims, as well as all costs, expenditures, legal fees, reasonably incurred by the Landlord in defending any claims




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by any third party other than David T. Houston Co. As a result of a commission claim, it is the sole intention of the parties hereto, that Tenant shall be solely responsible therefor, Landlord warrants and represents to Tenant that it has not dealt with any broker except David T. Houston Co.

         46.      Tenant's Option to Extend.

                  Provided Tenant is in occupancy of premises and is not in default of the Lease, Tenant shall have an option of extending the term of this Lease for one additional renewal term of FIVE (5) years on the same terms and conditions as set forth herein, provided, however, that the Tenant shall pay to the Landlord as basic rent for the said FIVE (5) year renewal term the sum of SEVENTY-ONE THOUSAND FIVE HUNDRED FIFTY AND 00/100 ($71,550.00) per annum in equal monthly installments plus any increase as determined in accordance with the provisions of paragraph 47. Written notice of Tenant's intention to extend the Lease for the said FIVE (5) year renewal term shall be given to the Landlord not later than nine (9) months prior to the expiration of the initial term of the Lease. In the event notice is not received by Landlord at least nine (9) months prior to the expiration of the initial term, said option shall be deemed waived by Tenant.

         47.      Basic Rent Adjustment During Year Extended Term.

                  Upon receipt of notice as set forth in paragraph 46 hereof, Landlord and Tenant shall immediately proceed to determine the prevailing market rental for industrial buildings of similar type in similar areas, and agree upon an equivalent basic rent for the five (5) year extension term provided, however, that in no event shall the basic rent be below the basic rent being paid by the Tenant during the last year of the initial term of this Lease Agreement. In the event the Landlord and Tenant are unable to agree upon the prevailing market rental as above described, then in that event, Landlord and Tenant shall each retain a real estate broker familiar with prevailing rentals in the area, and the said brokers shall select a third industrial real estate broker whose decision concerning basic rent shall be binding upon the parties hereto. In the event the two said industrial real estate brokers cannot agree upon a third real estate broker, the same shall be designated by the Assignment Judge of the Superior Court, Morris County, and his determination shall be final. The basic rent by the said appraiser, or SEVENTY-ONE THOUSAND FIVE HUNDRED FIFTY AND 00/100 per annum, whichever, is higher, shall be the basic rent for the FIVE (5) year renewal term.

         48.      E.C.R.A.

                  Tenant shall, at Tenant's own expense, comply with the Environments Cleanup Responsibility Act, N.J.S.A. 13:1K-6 at seq. and the regulations promulgated thereunder, ("ECRA"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Tenant shall commence compliance no later than nine (9) months prior to the termination of this Lease



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



Agreement or any extension thereto or nine (9) months prior to the cessation of Tenant's operations at the demised premises.

                  Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or waste at the premises which occur during the term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the premises pursuant to ECRA.

                  At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this Lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the ECRA Bureau or any other division of NJDEP.

                  Tenant's obligation and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this Lease or any extensions hereto. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

         49. The rental rate for the first year of the lease term shall be SIXTY-FIVE THOUSAND FIVE HUNDRED FIFTY AND 00/100 DOLLARS ($65,550.00) per year, or FIVE THOUSAND FOUR HUNDRED SIXTY TWO AND 50/100 DOLLARS ($5,462.50) per month. The rental rate for the second year of the lease term shall be SIXTY EIGHT THOUSAND FIVE HUNDRED FIFTY AND 00/100 DOLLARS ($68,550.00) per year, or FIVE THOUSAND SEVEN HUNDRED TWELVE AND 50/100 DOLLARS ($5,712.50) per month. The rental rate for the third year of the lease term shall be SEVENTY ONE THOUSAND FIVE HUNDRED FIFTY AND 00/100 ($71,550.00) per year, or FIVE THOUSAND NINE HUNDRED SIXTY TWO AND 50/100 DOLLARS ($5,962.50) per month. The rental rate for the fourth year of the lease term shall be SEVENTY FOUR THOUSAND FIVE HUNDRED FIFTY AND 00/100 DOLLARS $74,550.00) per year, or SIX THOUSAND TWO HUNDRED TWELVE AND 50/100 DOLLARS ($6,212.50) per month. The rental rate for the fifth year of the lease term shall be SEVENTY SEVEN THOUSAND FIVE HUNDRED FIFTY AND 00/100 DOLLARS ($77,550.00) per year, or SIX THOUSAND FOUR HUNDRED SIXTY TWO AND 50/100 ($6,462.50) per month.

                  Landlord represents and warrants to Tenant that the premises is in full compliance with all New Jersey and federal environmental law, including, but not limited to ECRA and all




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rules and regulations of NJDEP and its divisions. Landlord shall indemnify and defend Tenant from and against any and all liabilities, losses and costs, including Tenant's reasonable counsel fees, which Tenant may incur by reason of Landlord's breach of the provisions of this paragraph.



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



         RIDER TO LEASE DATED THE      DAY OF December 1987, BETWEEN
         NEW ROAD ASSOCIATES, A Partnership, AS LANDLORD AND J.M.
         SPECIALTIES, INC., A New Jersey Corporation, trading as BATTER BAKE, AS TENANT

         1. With respect to Paragraph 5th, Tenant shall have the right to sublease or assign the within Lease, subject to the written consent of the Landlord which shall not be unreasonably withhold.

         2. With respect to Paragraph 6th, Tenant shall be permitted to make such alterations, subject to the Landlord's prior written consent, which shall not be unreasonably withheld.

         3. With respect to Paragraph 8th, Landlord shall give prior notice to Tenant, where the same is practicable.

         4. With respect to Paragraph 9th, Landlord shall give prior reasonable notice where the same is practicable.

         5. With respect to Paragraph 13th, Tenant shall be permitted to place signs, and the Landlord's consent shall not be unreasonably withheld.

         6. With respect to Paragraph 17th, in the event of the sale of the premises by the Landlord, Tenant shall be given notice reasonably in advance of such closing, by writing, so that the Tenant may take appropriate steps in order to protect its interest with respect to the security and the transfer.

         7. With respect to Paragraph 20th, such notice shall be by registered or certified mail.

         8. With respect to Paragraph 32nd, it is presently estimated that the taxes shall cost Tenant approximately 75(cent) to 80(cent) per square foot on an annualized basis.

         9. With respect to Paragraph 41st, notwithstanding anything contained in the Lease to the contrary, it shall be Landlords exclusive and sole responsibility relative to any and all structural repairs as described in Paragraph 30th above, whether such structural repairs pertain to Tenant's portion of the premises or that of any other Tenant. By way of further clarification, the Landlord's structural repairs shall not be included in the Landlord's expenses described in Paragraph 41 for the purpose of calculating any additional rent payable by the Tenant.




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         10. With respect to Paragraph 46th, Landlord shall receive notice at least nine (9) months prior to the expiration of the initial term relative to the Tenant's exercising of the option.

                                            NEW ROAD ASSOCIATES,
                                            A Partnership


                                            BY:/s/
                                               ---------------------------------
                                               [Authorized Signatory]

                                            J.H. SPECIALTIES, INC.
                                            A New Jersey Corporation trading as
                                            BATTER BAKE

                                            BY:/s/ John McDonough
                                               ---------------------------------
                                                   JOHN MCDONOUGH, President



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                                    EXHIBIT B
                    OUTLINE SPECIFICATIONS FOR 75,483 SQ. FT.
                         INDUSTRIAL BUILDING - NEW ROAD
                             PARSIPPANY, NEW JERSEY

Size: 19,037 sq. ft. total area in a multi-tenancy building with approximately 1,000 sq. ft. finished office and restroom space on the first floor, and the remaining area for use as warehouse. Building is located in light industrial zone.

Structure:               Steel-supported, steel deck with smooth-finish roof;
                         back and side walls and concrete masonry block, front and street walls with beige, ribbed, split-face concrete block to provide an attractive elevation.
                         Tenant division walls to be full height, 8" concrete block.

Floor: 5" thick concrete slab with 6x6x8/8 welded wire fabric on grade. Floor shall be coated with two coats of cure and hard seal.

Height:                  22'0" clear in warehouse, 8' or 9' clear in offices.

Roof: 4 ply built-up, smooth finish roof, celotex series spec. GA-4 C.S. with insulation to give R factor of not less than 10.00. Roof shall carry five (5) years roofer's guarantee.

Sprinkler:               Entire area to be covered with I.S.O. approved wet
                         sprinkler system to provide a density of .30 over 2000.

Interior Security:       All interior security systems, including fire alarm
                         tie-in, to be provided by Tenant at his cost.

Electrical Service:      200 AMPS - 3 phase - 4 wire - 277/460 volts.

H.V.A.C.:                Roof-top combination units for electric and gas-forced
                         air heating for offices and rest areas. Ceiling hung, gas fired unit heaters in warehouse area. Each unit to be separately controlled. Temperatures, air changes, and fresh air supply as per code requirements. Roof-top exhaust fans in warehouse as required. Exhaust fans in bathrooms.

Plumbing:                One men's room and one women's room. Roughing for one
                         drinking fountain. One slop sink in janitor's closet.



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Loading Dock:            One (1) tailboard loading dock with 8'x8'
                         manually-operated overhead door. One drive-in ramp with One (1) 12'x 12' manually operated overhead door. Tenant agrees to reimburse Landlord for the installation of this drive-in ramp. The cost of same will be Thirty Thousand (30,000.00) Dollars, payable over the First five years of the lease term in monthly installments in the amount of $500.00 per month together with the rent or $17,000 payable in one lump sum upon occupancy.

Glass Doors & Windows:   All main entrances and lobby entrances in
                         Durandic-finish aluminum with bronze plate glass. All windows with bronze frame and single fixed 1" bronze glass.

Lighting:                Two x 96" industrial strip lights in warehouse to give
                         not less then 20 F.C. lighting. One or two twin-head emergency units as required. Outside lights on timers.
                         Offices to have 80 F.C. with 2' x 4' lay-in lights.
                         Adequate number of switches and receptacles for offices. Exit lights as required. If additional lights are required, or if the lights have to be dropped, it will be charged extra.

Finishes:                Walls: Unpainted block in warehouse. Half-inch sheet
                         rock over steel studs in offices and restrooms. Office walls shall be painted.

                         Floors: Exposed concrete in warehouse with two coats of cure and hard seal. Flooring in offices shall be carpeted. Ceramic tiles in toilets on floor and 4'-0" high on walls.

                         Ceiling: Exposed prime coated steel construction in warehouse. Acoustic group ceiling. 2' x 4' grid in offices and restrooms.

                         Partitions: Metal studs covered with 1/2" sheet rock and Batt insulation.

                         Doors: 1 3/8" thick hollow core wood doors with hard board painted or vinyl-clad on prefinished metal.



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                                   EXHIBIT "B"

                 [Diagram of Proposed Office-Warehouse Building]




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                        New Road, Parsippany, New Jersey

                                   EXHIBIT "B"

                          [Diagram of Industrial Space]


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